UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

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of the Securities Exchange Act of 1934

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HeartSciences Inc.
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Explanatory Note

This filing contains certain communications made in connection with the Proposed Transaction (as defined below) including a social media post and press release published by Fortitude Mining Holdings, Inc. (“Fortitude”) and a portions of a transcript from the “Proof of Work: Inside the Digital Asset Mining Ecosystem” panel at the Energy Investors Forum that contain the remarks delivered by Erik Ellingson, Chief Financial Officer of Fortitude.

Fortitude, a vertically-integrated digital asset mining platform anchored in Zcash, and HeartSciences Inc. (“HeartSciences”) (Nasdaq: HSCS), an AI-powered medical technology company, have entered into a definitive merger agreement to combine in an all-stock transaction (the “Proposed Transaction”). The following is important information that should be read together with communications included herein.

Additional Information About the Proposed Transaction and Where to Find It

Communications related to each of Fortitude and HeartSciences, their respective businesses and the Proposed Transaction may be deemed solicitation material in respect of the Proposed Transaction. In connection with the Proposed Transaction, HeartSciences has filed and may file additional relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of a definitive proxy statement with the SEC, HeartSciences will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the Proposed Transaction. INVESTORS AND SHAREHOLDERS OF HEARTSCIENCES ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT HEARTSCIENCES HAS FILED OR MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HEARTSCIENCES AND THE PROPOSED TRANSACTION. COMMUNICATIONS THAT DO NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION AND RELATED MATTERS ARE NOT INTENDED TO PROVIDE THE BASIS FOR ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF SUCH MATTERS. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the Proposed Transaction (when they become available), and any other documents filed by HeartSciences with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC or by sending a request to the HeartSciences Investor Relations Department at investorrelations@heartsciences.com.

Cautionary Note Regarding Forward-Looking Information

Communications may contain forward-looking statements concerning HeartSciences, Fortitude and the Proposed Transaction and other matters. These forward-looking statements generally can be identified by the use of words such as “aim,” “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “potential,” “target,” “objective,” “intend,” and other words of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. All statements HeartSciences and/or Fortitude make in communications that do not relate to matters of historical fact should be considered forward-looking statements.

These forward-looking statements are based on management’s current expectations and assumptions as of the date of such communication and are subject to a number of known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements, which may include, without limitation, the following: the risk that the Proposed Transaction may not be completed on the anticipated timeline or at all; the failure to satisfy the conditions to the closing of the Proposed Transaction, including obtaining the requisite approval of the HeartSciences’ shareholders; market, macroeconomic, or other conditions that could adversely affect either HeartSciences or Fortitude, or the combined company; risks related to the integration of the two companies and the management of a newly public company; risks relating to Fortitude’s operations and business, including the highly volatile nature of the price of Zcash and other cryptocurrencies; and risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally. Additional factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements in such communications are discussed in HeartSciences’ filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with the SEC from time to time, and will be discussed in the proxy statement to be filed by HeartSciences with the SEC in connection with the Proposed Transaction. Readers are cautioned not to place undue reliance on these forward-looking statements. Each of HeartSciences and Fortitude expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Any forward-looking statements made in such communications are made as of the date of the communication.

Participants in the Solicitation

HeartSciences and Fortitude, their respective directors and executive officers, and certain executive officers of Digital Currency Group, Inc., the current sole stockholder of Fortitude, may be deemed to be participants in the solicitation of proxies from HeartSciences’ shareholders with respect to the Proposed Transaction. Information regarding the identity of the potential participants, and their direct or indirect interests in the Proposed Transaction, by security holdings or otherwise, is set forth in the preliminary proxy statement and other materials filed or that may be filed with the SEC in connection with the Proposed Transaction.

No Offer or Solicitation

Any information contained herein is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Proposed Transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the Proposed Transaction.

Fortitude Energizes 12 MW Grand Island, Nebraska Facility, Expanding Owned-and-Operated Power Portfolio

Fortitude expands its owned power advantage by energizing its first greenfield build at an attractive power cost

Energization expands power portfolio to over 60 MWs of contracted power further supporting Fortitude’s venture mining platform

The milestone builds on the previously announced business combination with HeartSciences Inc. (Nasdaq: HSCS)

FAIRPORT, N.Y.--(BUSINESS WIRE)--Fortitude Mining Holdings, Inc. (“Fortitude” or the “Company”), a vertically-integrated digital asset mining platform anchored in Zcash, today announced the energization of its new facility in Grand Island, Nebraska. With 12 MW of power capacity now delivered, Fortitude has completed construction, brought the facility online, and validated its electrical infrastructure ahead of full-scale operations. The energization follows Fortitude’s previous announcement that it has entered into a definitive agreement for a business combination transaction (the “Proposed Transaction”) with HeartSciences Inc. (Nasdaq: HSCS) (“HeartSciences”), aiming to bring a leading vertically-integrated Zcash mining platform to the public markets.

The energization of the Grand Island Facility, the Company’s first greenfield build, further strengthens its owned power portfolio that now spans over 60 MW across seven sites in South Dakota, Nebraska, Texas, and New York. The project showcases Fortitude’s in-house capability to design, construct, and energize a greenfield data center from the ground up, a development capability central to the Company’s expansion strategy. The power portfolio represents a key pillar in Fortitude’s business and underpins Fortitude’s vertically-integrated Zcash and venture mining strategy. In our view each megawatt of owned capacity drives down mining costs, creates revenue optionality through demand response and grid participation, and positions Fortitude to capture additional high-conviction opportunities across the Proof-of-Work ecosystem. With estimated power costs of approximately $0.045/kWh, the Grand Island Facility is expected to contribute to Fortitude’s planned trajectory of lowering its Zcash direct cash mining cost from approximately $70 per coin toward approximately $40 per coin, assuming successful equipment deployment and stable power, network, and market conditions. We expect this reduction will be driven by newer-generation equipment efficiency and the lower power costs of owned sites relative to third-party hosted capacity.  We believe the Grand Island Facility represents only the beginning of a complementary strategy that pairs greenfield development with targeted acquisitions to expand Fortitude’s owned capacity across the Proof-of-Work ecosystem.

Fortitude Energizes 12 MW Grand Island Facility

“Grand Island is a meaningful step forward in our owned-and-operated power strategy, which we believe gives us the cost discipline and operational flexibility to scale on our own terms. It represents months of planning, engineering, and execution, and it is expected to bring real, reliable capacity online,” said Andrea Childs, CEO of Fortitude. “We’re proud to energize this facility and to start hashing across diversified, high-conviction networks as we pursue what we believe is a generational opportunity in the Proof-of-Work ecosystem. We would like to thank our local partners for supporting us throughout this process.”

“Our strategy is led by our goal to maximize every megawatt, build and own our power portfolio, and the Grand Island Facility is that model in action,” said Erik Ellingson, CFO of Fortitude. “We’re incredibly proud of our team for delivering on this milestone. Executing a greenfield build ourselves gives us a foundation we believe positions us to scale, and we see it as an important step toward the growth we’re aiming for”.

Grand Island highlights Fortitude’s disciplined power portfolio strategy in action: targeting locations with available, underutilized capacity, the Company plans to put to productive use while operating flexibly alongside local utilities and communities. The facility is purpose-built for that approach, positioned between two solar generation facilities and beside a substation with excess capacity historically, on an industrial site set well back from neighboring properties. By tapping anticipated excess capacity, Fortitude intends to put otherwise idle power to work, and during peak demand the facility is designed to curtail consumption to ease strain on the grid. That combination of available capacity, flexible load, and a well-situated site is precisely what we believe makes locations like Grand Island attractive as Fortitude scales its owned-and-operated portfolio.

“Fortitude’s Grand Island Facility’s ability to run at a consistent load factor around the clock is anticipated to allow the Grand Island Facility to better dollar-cost-average its cost of energy for all ratepayers, while its flexibility in being interruptible allows us to site the facility without acquiring additional costly generation,” said Ryan Schmitz, Utilities Director for the City of Grand Island. Other benefits include the fact that the building is not expected to use any water or increase ambient sound levels at any adjacent property line. Fortitude has been great to work with, and we look forward to a continued, mutually beneficial partnership.”

About Fortitude

Fortitude, currently wholly-owned by DCG, is an institutional-scale, vertically integrated venture mining platform operating across the Proof-of-Work ecosystem and anchored in Zcash. Fortitude pairs self-mining operations with an owned data center footprint, a diversified power portfolio backed by competitive long-term contracts, and disciplined capital allocation to identify and scale high-conviction opportunities in emerging Proof-of-Work ecosystems, beginning with its meaningful position in the Zcash network. Fortitude is led by an experienced team of operators, capital markets professionals, and digital asset specialists with a track record of identifying and scaling high-conviction opportunities and building privacy-preserving digital asset infrastructure.

For more information, visit www.fortitudemining.com and follow Fortitude on X at @FortitudeCrypto.

Cautionary Note Regarding Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “will,” “would,” “believe,” “estimate,” “goal,” “intend,” and other words of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, express or implied statements relating to Fortitude and its plans and expectations concerning the Grand Island Facility including expected cost savings and other benefits, and the expectation that the previously announced business combination transaction will bring Fortitude to the public markets. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements.

These forward-looking statements are based on management’s current expectations and assumptions as of the date of this press release and are subject to a number of known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the following: the risk that the proposed business combination may not be completed on the anticipated timeline or at all; the failure to satisfy the conditions to the closing of the proposed business combination, including obtaining the requisite approval of the HeartSciences shareholders; market, macroeconomic, or other conditions that could adversely affect either HeartSciences or Fortitude, or the combined company; risks related to the integration of the two companies and the management of a newly public company; risks relating to Fortitude’s operations and business, including the highly volatile nature of the price of Zcash and other cryptocurrencies; and risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally. Additional factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in the proxy statement filed by HeartSciences with the SEC in connection with the proposed business combination. Readers are cautioned not to place undue reliance on these forward-looking statements. Each of HeartSciences and Fortitude expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. All forward-looking statements are made as of the date of this press release.

Additional Information About the Proposed Transaction and Where to Find It

This press release may be deemed solicitation material in respect of the Proposed Transaction. In connection with the Proposed Transaction, HeartSciences has filed and may file additional relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of a definitive proxy statement with the SEC, HeartSciences will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the Proposed Transaction. INVESTORS AND SHAREHOLDERS OF HEARTSCIENCES ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT HEARTSCIENCES HAS FILED OR MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HEARTSCIENCES AND THE PROPOSED TRANSACTION. THIS PRESS RELEASE DOES NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION AND RELATED MATTERS AND IS NOT INTENDED TO PROVIDE THE BASIS FOR ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF SUCH MATTERS. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the Proposed Transaction (when they become available), and any other documents filed by HeartSciences with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC or by sending a request to the HeartSciences Investor Relations Department at investorrelations@heartsciences.com.

Participants in the Solicitation

HeartSciences and Fortitude, their respective directors and executive officers, and certain executive officers of Digital Currency Group may be deemed to be participants in the solicitation of proxies from HeartSciences’ shareholders with respect to the Proposed Transaction. Information regarding the identity of the potential participants, and their direct or indirect interests in the Proposed Transaction, by security holdings or otherwise, is set forth in the preliminary proxy statement and other materials that have been or may be filed with the SEC in connection with the Proposed Transaction.

No Offer or Solicitation

This press release and the information contained herein is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Proposed Transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the Proposed Transaction.

Contacts

Investor Relations and Media Contact:

ICR
Phone: 917-375-9457
Email: IR@fortitudemining.com

Remarks of Erik Ellingson at Energy Investors Forum 2026, Proof of Work Panel

…

[00:38:56.640 – 00:39:02.480] Moderator: And sorry, Erik Ellingson from Fortitude Mining.

[00:39:03.480 – 00:39:04.340] EE: Hi, everybody.

[00:39:04.580 – 00:39:06.920] Yes, CFO of Fortitude Mining, Erik Ellingson.

[00:39:07.340 – 00:39:11.000] We are a venture mining platform led by Zcash.

[00:39:12.740 – 00:39:15.780] well and are in the process of going public and being vertically integrated.

[00:39:16.140 – 00:39:18.920] So pleasure to be here and be on the panel today.

….

[00:42:26.240 – 00:42:31.260] Moderator: And so Erik, in your case you guys pivoted away from Bitcoin mining and gone to Zcash.

[00:42:31.440 – 00:42:37.480] What was the thesis there? Like why go to an altcoin rather than sort of benefit from AI/HPC thesis

[00:42:37.480 – 00:42:42.960] depression and in hash price, well not depression hash price, but depression and price of equipment

[00:42:42.960 – 00:42:47.720] and why invest in an altcoin versus Bitcoin today?

[00:42:48.520 – 00:42:50.840] EE: Yeah, I think kind of a couple of quick points.

[00:42:50.980 – 00:42:53.020] I think one, I made the joke as you mentioned,

[00:42:53.740 – 00:42:55.500] you know, kind of talking about the bear market.

[00:42:55.640 – 00:42:57.880] I think fundamentally over the course of last year,

[00:42:57.960 – 00:43:00.540] it has not been a bear market in Zcash, right?

[00:43:00.660 – 00:43:02.120] Mining economics have continued to increase

[00:43:02.120 – 00:43:03.620] and there’s a really exciting opportunity.

[00:43:03.780 – 00:43:05.400] So I said that a little bit, a little bit tongue in cheek

[00:43:05.400 – 00:43:08.580] relative given the space that we’re in compared to where

[00:43:08.580 – 00:43:09.860] some of the other folks in the room are

[00:43:10.480 – 00:43:11.320] on the Bitcoin mining side.

[00:43:12.960 – 00:43:15.180] Sean mentioned, right, everybody’s looking for a differentiator.

[00:43:15.660 – 00:43:20.660] And that differentiator for us, thinking about who our ultimate parent company is in DCG,

[00:43:21.180 – 00:43:22.040] is ZCASH, right?

[00:43:22.200 – 00:43:27.360] Barry has been convicted for a long time on privacy and privacy being a long-term theme

[00:43:27.360 – 00:43:32.100] within the broader crypto ecosystem and proof of work being, you know, fundamentally when

[00:43:32.100 – 00:43:36.180] you think about kind of the development of Foundry and Mike talking a little bit about

[00:43:36.180 – 00:43:39.240] the proof of work ecosystem and you need to believe in a broader security of the network

[00:43:39.240 – 00:43:40.060] and things like that.

[00:43:40.060 – 00:43:45.940] But I think that mixture positioned us really, really well and we’ve been in the space for

[00:43:45.940 – 00:43:48.500] a long time, tied to what’s happening in Zcash mining.

[00:43:49.060 – 00:43:53.500] And so that differentiator for us is one, starting to vertically integrate, not quite

[00:43:53.500 – 00:43:57.480] as far as Sean is all the way up to the generation, but we’re uniquely a private owner of substations,

[00:43:57.600 – 00:43:59.280] for instance, in the state of Nebraska.

[00:43:59.280 – 00:44:02.680] And two, how do we differentiate ourselves as a miner?

[00:44:03.120 – 00:44:06.640] And really it’s that venture mining thesis that adds alpha to us.

[00:44:06.700 – 00:44:08.620] And it’s not that we’re not a Bitcoin miner, we still are today.

[00:44:10.060 – 00:44:13.700] one of the larger Zcash miners has done us very well over the course of last year.

[00:44:14.500 – 00:44:20.840] Moderator: Yeah, maybe potentially giving you predictability since like you have a large stake of the Zcash

[00:44:20.840 – 00:44:25.360] hash rate and kind of, you know, control the emission would have a good chunk of what that

[00:44:25.360 – 00:44:26.420] predictable emission will be.

[00:44:26.900 – 00:44:32.340] EE: I love you describing Zcash mining as adding predictability to our business.

...

[00:49:40.520 – 00:49:44.860] Yeah, I think when we talk about the network and its totality on the Zcash

[00:49:44.860 – 00:49:50.560] I think you know there is a there is a phenomenal opportunity there in terms of kind of total power securing the network

[00:49:50.560 – 00:49:53.080] I mean we’re just so early in that space

[00:49:53.080 – 00:49:58.320] So there’s less than 250 megawatts in total based on my calculations and of course it depends on

[00:49:58.320 – 00:50:03.120] You know on a kind of a jewels per Equihash type calculation relative

[00:50:03.120 – 00:50:10.700] But ultimately, I think I feel pretty confident in saying there’s less than 250 megawatts in total that are securing the entirety of that work

[00:50:11.620 – 00:50:18.400] You are accurate in [quoting] our projection going forward on getting to 80 megawatts in terms of speaking kind of exact numbers and what that looks like

[00:50:18.400 – 00:50:20.580] It’s gonna be a meaningful part of our business

[00:50:21.440 – 00:50:25.520] I can’t speak exactly to what that’s going to look like over the course of the next like six months or so

[00:50:25.520 – 00:50:32.720] But I think as we think about growth you could think about kind of Bitcoin mining and this is kind of coming in the front door

[00:50:33.120 – 00:50:34.740] because we want to curtail those machines

[00:50:34.740 – 00:50:35.920] and we want to take advantage of,

[00:50:35.980 – 00:50:37.700] I think Dave in the last panel spoke a little bit

[00:50:37.700 – 00:50:40.280] about that curtailment strategy for us,

[00:50:40.540 – 00:50:42.360] but low-cost power is still super important.

[00:50:42.520 – 00:50:44.660] So you can use the Bitcoin mining fleet

[00:50:44.660 – 00:50:47.260] to go in on a highly curtailable load,

[00:50:47.660 – 00:50:49.020] they want to start to build on infrastructure.

[00:50:49.520 – 00:50:53.180] We want to save given the profitability of the Z15 Pro

[00:50:53.180 – 00:50:54.760] and Zcash mining right now.

[00:50:55.100 – 00:50:57.120] We actually want to curtail as little as we possibly can.

[00:50:57.200 – 00:50:59.660] It’s not that dissimilar than what people are thinking about

[00:50:59.660 – 00:51:01.700] in relative profitability to what’s happening

[00:51:03.080 – 00:51:09.360] right? We, as an industry, have published, you know, 80-plus percent EBITDA margins tied to the

[00:51:09.360 – 00:51:11.760] Zcash mining business, so we want to keep that up and running as much as we

[00:51:11.760 – 00:51:16.160] possibly can. So when you think about our growth and building out, vertically

[00:51:16.160 – 00:51:19.560] integrate our own megawatt profile, it’s kind of Bitcoin in the front door and

[00:51:20.180 – 00:51:23.660] it’s the more stable loads are gonna focus on that Zcash fleet.

[00:51:23.660 – 00:51:43.660] Moderator: Okay. And so with your Zcash mine you think that you’ll be, I’m blanking here, with your Zcash mine you think you’ll be like a significant part of the network that will be controlling kind of the...

[00:51:44.560 – 00:51:50.780] EE: Yeah, I think like from a controlling perspective, we’re nowhere near 51% of the network.

[00:51:51.120 – 00:51:57.440] Moderator: And your intent is to never to be, you know, a 51% player to be clear.

[00:51:57.680 – 00:52:00.760] EE: It’s we want to be a meaningful part of the network and we want to continue to support

[00:52:01.380 – 00:52:04.000] the broader ecosystem in Zcash as well.

[00:52:04.080 – 00:52:08.600] And so we’re super actively involved and constantly having conversations with think about kind

[00:52:08.600 – 00:52:10.740] of early Bitcoin mining days, right, dating back.

[00:52:10.740 – 00:52:17.300] And we akin kind of where we’re at right now in Zcash at like 2013 2014 Bitcoin mining

[00:52:17.300 – 00:52:23.000] But when you can think about right like foundry in the development of a new pool when you announce and see now

[00:52:23.000 – 00:52:28.600] Zcash is trading on Robinhood in New York like there are there now are players and from an

[00:52:28.600 – 00:52:34.280] Institutional perspective just starting to come into the market and the development of this of this ecosystem

[00:52:34.280 – 00:52:39.900] And so it’s a really fun time to be a part of that and on the forefront of new firmware development a new pool

[00:52:40.740 – 00:52:44.880] sorts of new stuff that is supporting kind of the build out of this ecosystem is exciting.

…

[00:58:11.960 – 00:58:18.500] Moderator: And so actually, Erik, from your perspective,

[00:58:18.660 – 00:58:27.620] you guys are an on-grid miner. Why not do the HPC pivot?

EE: Yeah, I think we’re always open to

[00:58:27.620 – 00:58:32.380] ideas, right? And we’ve talked about that multiple times. And as you think about the

[00:58:33.160 – 00:58:35.480] and spent some time at dinner last night talking about

[00:58:36.000 – 00:58:37.660] kind of the economics of AI/HPC versus

[00:58:37.660 – 00:58:40.140] what the economics currently are within Z-ash mining.

[00:58:40.300 – 00:58:43.140] I mean, they’re very similar with about one-tenth

[00:58:43.140 – 00:58:45.960] of the relative CapEx costs and building out

[00:58:45.960 – 00:58:48.480] the infrastructure necessary for what’s happening

[00:58:48.480 – 00:58:50.580] within AI/HPC, I think.

[00:58:51.280 – 00:58:53.420] Today, relative, I mean, it’s economics.

[00:58:53.880 – 00:58:56.640] I think we describe ourselves as being return maximalists

[00:58:56.640 – 00:58:58.280] within the venture mining ecosystem.

[00:58:59.660 – 00:59:01.760] One of my favorite terms as I came on board,

[00:59:03.320 – 00:59:04.700] through the lens that way.

[00:59:04.740 – 00:59:06.140] And it’s fun to be CFO of a business [like this]

[00:59:06.140 – 00:59:08.600] as you think about that from that return maximalist lens.

[00:59:10.060 – 00:59:11.240] Moderator: Doing more with less.

[00:59:11.900 – 00:59:12.200] EE: Correct.

[00:59:12.780 – 00:59:13.680] Moderator: The end of the day, right?

[00:59:14.240 – 00:59:17.280] EE: And so I think the theme today is

[00:59:17.280 – 00:59:18.640] the industry still has a profitable business in Zcash.

[00:59:18.800 – 00:59:20.820] We’re really excited about the growth within the ecosystem.

[00:59:20.880 – 00:59:22.020] We’re leaning in heavy.

[00:59:22.300 – 00:59:24.880] And that’s, you know, it’s a Zcash is something

[00:59:24.880 – 00:59:25.920] that we’re super excited about.

[00:59:26.080 – 00:59:27.820] I think over the longer term, there

[00:59:27.820 – 00:59:30.020] is going to be a ton of optionality around that power.

[00:59:30.020 – 00:59:33.840] And I think that’s kind of the theme of the panel up here too, right?

[00:59:33.940 – 00:59:38.240] Like if you would have asked Mike on a panel, you know, a couple years ago, maybe longer

[00:59:38.240 – 00:59:42.060] than a couple years ago now at this point, but it would have been, as he just mentioned,

[00:59:42.300 – 00:59:43.080] build, grow, and scale.

[00:59:43.560 – 00:59:51.580] I think the themes of this panel now are how do you pivot effectively to generate the relative

[00:59:51.580 – 00:59:52.240] best returns?

[00:59:52.260 – 00:59:57.680] Mike says smaller sites, Sean says behind the meter, we say diversify the asset for

[00:59:57.680 – 00:59:58.300] which you’re mining.

[01:00:00.020 – 01:00:06.340] to continue to be very creative ways that folks try to monetize power assets and the

[01:00:06.340 – 01:00:08.880] development of new power, I think is the broader theme.

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